UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2015

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Acquisition of Bardessono Inn & Spa

Ashford Hospitality Prime, Inc. (the “Company”) announced on June 11, 2015 that it had entered into an agreement (the “Acquisition Agreement”) to acquire the 62-room Bardessono Inn & Spa in Yountville, California from Yountville Investors LLC for an aggregate purchase price of $85 million, subject to adjustment as provided in the Acquisition Agreement, which represents a purchase price of $1.37 million per key (the “Acquisition”). The Acquisition is expected to close in the third quarter of 2015, subject to customary closing conditions.

The Acquisition Agreement contains terms, conditions, covenants, representations and warranties from each of the respective parties that are customary for a transaction of this nature. The Company is required to deposit a total of $3.5 million into escrow pending the closing or termination of the Acquisition Agreement. Subject to limitations set forth in the Acquisition Agreement, the seller has agreed to indemnify the Company against any losses exceeding $100,000 that the Company incurs arising out of or resulting from (i) any breach of the seller’s representations or warranties made under the Acquisition Agreement and certain ancillary agreements and (ii) any breach of, or failure by the seller to perform, any of the seller’s covenants, agreements, indemnities or other obligations contained in the Acquisition Agreement and certain ancillary agreements. The sellers’ liability for such losses pursuant to this indemnity is generally subject to a $2.55 million cap.  Following the closing of the Acquisition Agreement, it is expected that Remington Lodging and Hospitality LLC will manage the Bardessono Inn & Spa.

Registration Rights Agreement — Preferred Stock

On June 9, 2015, in connection with the Series A Preferred Stock Offering (as defined below under Item 3.02), the Company, together with Ashford Hospitality Prime Limited Partnership (the “Operating Partnership”) and Ashford Hospitality Advisors LLC (the “Advisor”), entered into a registration rights agreement (the “Preferred Stock Registration Rights Agreement”) with MLV & Co. LLC, for the benefit of the holders of the Series A Preferred Stock.  Pursuant to the terms of the Preferred Stock Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to prepare, file and have be declared effective within 60 days following June 11, 2015 a registration statement with the Securities Exchange Commission (the “SEC”) for the purpose of registering the resale of (i) the Series A Preferred Stock (as defined below under Item 3.02) and (ii) the underlying shares of the Company’s common stock into which the shares of Series A Preferred Stock are convertible.

The foregoing summary description of the material terms of the Preferred Stock Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Preferred Stock Registration Rights Agreement, which is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The Company also entered into a registration rights agreement with respect to the 200,000 shares of common stock described in Item 3.02 below on substantially similar terms.

Item 3.02                                           Unregistered Sale of Equity Securities

On June 9, 2015, the Company, together with the Operating Partnership and the Advisor, entered into a purchase agreement pursuant to which the Company agreed to sell an aggregate of 2,600,000 million shares of its 5.50% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $25.00 per share, in a private offering (the “Series A Preferred Stock Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) for an aggregate offering price of $65,000,000, with an aggregate offering underwriting discount of $1,527,500.  MLV & Co. LLC acted as initial purchaser for the Series A Preferred Stock.  The Series A Preferred Stock is immediately convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an initial conversion price of $18.90 per share (subject to customary adjustments), and is also subject to conversion upon certain events constituting a change of control. The Company expects to use the net proceeds from the Preferred Stock Offering to finance the Acquisition and for general corporate purposes. The Series A Preferred Stock Offering closed on June 11, 2015.

In addition, on June 9, 2015, the Company, together with the Operating Partnership and the Advisor, entered into a purchase agreement pursuant to which the Company agreed to sell an aggregate of 200,000 shares of the Company’s Common Stock in a private placement to certain “accredited investors,” as that term is defined in Regulation D as promulgated under the Securities Act, pursuant to Rule 506 of Regulation D under the Securities Act (the “Common Stock Offering”), in exchange for aggregate consideration of $3.1 million.  The Company expects to use the net proceeds from the Common Stock Offering to finance the Acquisition, and for general corporate purposes. The Common Stock Offering closed on June 11, 2015.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03                                           Material Modification to the Rights of Security Holders

On June 10, 2015, the Company filed articles supplementary to its charter (as further amended on June 11, 2015, the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation (the “Maryland Department”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as “5.50% Series A Cumulative Convertible Preferred Stock,” par value $0.01 per share.  Subject to certain exceptions, the Company’s board of directors may, without the approval of holders of the Series A Preferred Stock or the Company’s Common Stock, classify additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares.

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up:  (A) senior to all classes or series of the Company’s Common Stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (B) and (C) below; (B) junior to all equity securities the Company issues whose terms specifically provide that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of the Company’s assets upon liquidation, dissolution or winding up; (C) on parity with all other equity securities issued by the Company whose terms provide that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of the Company’s assets upon liquidation, dissolution or winding up; and (D) effectively junior to all of the Company’s existing and future indebtedness.  The term “equity securities” does not include convertible debt securities, which will rank senior to the Series A Preferred Stock.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that the Company may issue ranking on parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that the Company may issue ranking on parity as to dividends with the Series A Preferred Stock shall be declared pro rata in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such parity stock. Except as set forth in the preceding sentence, unless dividends on the Series A Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by the Company with respect to any class or series of parity stock.  Unless full cumulative dividends on the Series A Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares junior in rank to the Series A Preferred Stock or options, warrants or rights to subscribe for or purchase such junior stock) shall be declared or paid or set apart for payment by the Company with respect to any junior stock, nor shall any junior stock or parity stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any junior stock or parity stock (except by conversion or exchange for junior stock, or options, warrants or rights to subscribe for or purchase junior stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of junior stock. Notwithstanding the foregoing, the Company shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any parity or junior stock or (ii) redeeming, purchasing or otherwise acquiring any parity or junior stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a REIT.  No interest shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

In the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its stockholders, subject to the preferential rights of any class or series of equity securities the Company may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders. Until the holders of the Series A Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders, no payment shall be made to any holder of the Company’s Common Stock or any other class or series of stock the Company may issue that ranks junior to the Series A Preferred Stock upon the liquidation, dissolution or winding up of the Company.  The Company’s voluntary or involuntary liquidation, dissolution or winding up shall not include the Company’s consolidation or merger with or into one or more entities, a sale or transfer of all or substantially all of the Company’s assets or a statutory stock exchange.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03                                           Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.  On June 10, 2015, the Company filed the Articles Supplementary with the Maryland Department, and further amendments to those Articles Supplementary on June 11, 2015, which became effective upon the acceptance of the Articles Supplementary for record by the Maryland Department, supplementing the Company’s charter by establishing the newly authorized Series A Preferred Stock of the Company consisting of 2,600,000 authorized shares.

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized and declared by the Company’s board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.50% per annum on the $25.00 per share liquidation preference (equivalent to $1.375 per annum per share). Dividends on the Series A Preferred Stock shall be cumulative from the date of original issuance and shall be payable quarterly on the 1st day of each January, April, July, October, starting July 1, 2015.  Whenever dividends on any shares of Series A Preferred Stock are in arrears for four or more quarterly dividend periods, whether or not consecutive (a “Penalty Event”), the dividend rate shall be increased by 200 basis points per annum (equivalent to $1.875 per annum per share) (as increased, the “Penalty Rate”). This Penalty Rate shall remain in effect until all accumulated, accrued but unpaid dividends on the Series A Preferred Stock have been paid in full, at which time the dividend rate shall revert to the rate of 5.50% of the $25.00 per share stated liquidation preference per annum.

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem or otherwise repurchase them.

On and after June 11, 2020, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends thereon to, but not including, the date fixed for redemption.  On or prior to the occurrence of a Change of Control (as defined in the Articles Supplementary), the Company may, at its option, redeem any then outstanding Series A Preferred Stock, in whole or in part, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends thereon to, but not including, the date of redemption.

If at any time (i) a REIT Termination Event (as defined in the Articles Supplementary) occurs or (ii) after the Company’s common stock shall fail to or cease to be listed on a national securities exchange (each, a “Repurchase Event”), then the holders of Series A Preferred Stock shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to redeem any or all of the Series A Preferred Stock held by such holder at a repurchase price payable in cash (the “Repurchase Payment”) in an amount equal to 103% of the liquidation preference per share of Series A Preferred Stock (plus all accumulated, accrued and unpaid dividends) on the date of redemption (the “Repurchase Date”); provided, however, that in the event a Repurchase Event occurs as the result of, or is otherwise related to, a Change of Control, then the respective rights of the Company and the holders of Series A Preferred Stock shall be governed by those provisions specified in the Articles Supplementary.  If funds are not legally available to make the full Repurchase Payment as described in this paragraph, then the Company shall make the Repurchase Payment to the extent such funds are legally available.

Each outstanding share of Series A Preferred Stock shall be convertible at any time at the option of the holder into that number of whole shares of the Company’s common stock at an initial conversion price equal to $18.90, which is subject to adjustment under certain circumstances as set forth in the Articles Supplementary.

On or prior to the occurrence of a Change of Control (as defined in the Articles Supplementary), each holder of Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of the Company’s Common Stock per share of Series A Preferred Stock equal to the lesser of: (i) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but not including, the conversion date by (ii) the “Common Stock Price”, as defined in the Articles Supplementary; and (ii) 1.6057 (the “Share Cap”), subject to certain adjustments as described below, provided however, that in the event the Company effects a registered public offering for cash of further shares of Series A Preferred Stock the Share Cap shall automatically, and without further action, be reset to 3.2216 (the “Amended Share Cap”), subject to certain adjustments as set forth in the Articles Supplementary.

Commencing June 11, 2016, the Company may, at its option, cause the Series A Preferred Stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of the Company’s Common Stock at the conversion price, provided that the “Closing Bid Price” (as defined in the Articles Supplementary) of the Company’s Common Stock shall have equaled or exceeded 110% of the conversion price for the immediately preceding 45 consecutive trading days ending three days prior to the date of notice of conversion.  In the event of such mandatory conversion, the Company shall pay holders of the Series A Preferred Stock any additional dividend payment to make the holder whole on dividends expected to be received through June 11, 2019 in an amount equal to the net present value, where the discount rate is the dividend rate on the Series A Preferred Stock, of the difference between (i) the annual dividend payments the holders of Series A Preferred Stock would have received in cash from the date of the mandatory conversion to June 11, 2019, and (ii) the Common Stock quarterly dividend payments the holders of Series A Preferred Stock would have received over the same time period had such holders held Common Stock.

In the event a Change of Control (as defined in the Articles Supplementary) occurs prior to June 11, 2019 and either (i) the Company exercises its special optional redemption right upon the occurrence of a Change in Control or (ii) the holder elects to convert such holder’s shares of Series A Preferred Stock by exercising the conversion right upon the occurrence of the Change of Control, then the Company will pay to such holder in cash, the present value, computed using a discount rate of 5.50% per annum compounded quarterly, of all dividend payments on the Series A Preferred Stock for all remaining dividend periods (excluding any accumulated dividend amount) from the date of such exercise up to but excluding June 11, 2019.

Holders of the Series A Preferred Stock generally have no voting rights.  Whenever a Penalty Event has occurred, however, the number of directors constituting the Company’s board of directors will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of the Company’s equity securities it may issue upon which similar voting rights have been conferred) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of equity securities the Company may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors.  In the event of a “Correction Event”, as defined in the next sentence, the right of holders of the Series A Preferred Stock to elect any directors will cease and any directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. For purposes hereof, a “Correction Event” means the payment in full of all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period (or the declaration of such dividends provided that a sum sufficient for the payment thereof is set aside for such payment).

So long as any shares of the Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon, in addition to any other vote required by the Company’s Charter or Maryland law: (i) amend or alter the provisions of the Company’s charter, including the Articles Supplementary, so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or (ii) amend, alter or repeal the provisions of the Company’s charter, including the Articles Supplementary, so as to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock; or (iii) consummate a binding share exchange or reclassification involving the shares of the Series A Preferred Stock or a merger or consolidation of Company with another entity, unless in each case: (i) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Series A Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) such shares of the Series A Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series A Preferred Stock immediately prior to the consummation of such transaction.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01                                           Regulation FD Disclosure

On June 11, 2015, the Company issued a press release announcing the entry into an agreement to acquire the Bardessono Inn & Spa, as further described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01                                           Other Events

On June 11, 2015, the Company issued a press release announcing the completion of the Series A Preferred Stock Offering and the Common Stock Offering, each as further described in this Current Report on Form 8-K.  A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 The following exhibits are filed as a part of this Report.

Exhibit No.	Description
3.3

Articles Supplementary for 5.50% Series A Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on June 10, 2015, as amended by a Certificate of Correction on June 11, 2015

4.2	Registration Rights Agreement, dated as of June 9, 2015, by and among the Company, Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and MLV & Co. LLC

99.1	Press release, dated June 11, 2015

99.2	Press release, dated June 11, 2015

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY PRIME, INC.

Date: June 11, 2015
	By:	/s/ David A. Brooks
		Name:	David A. Brooks
		Title:	Chief Operating Officer and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.3

Articles Supplementary for 5.50% Series A Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on June 10, 2015, as amended by a Certificate of Correction on June 11, 2015

4.2	Registration Rights Agreement, dated as of June 9, 2015, by and among the Company, Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and MLV & Co. LLC

99.1	Press release, dated June 11, 2015

99.2	Press release, dated June 11, 2015